EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q3 2007 RESULTS

Revenue of $32.9M

Cash Flow from Operations of $4.1 million

RESTON, VA – (November 13, 2007) — QuadraMed Corporation (Amex:QD) announced today that it will report revenues of $32.9 million for the third quarter of 2007. This is near the high end of management’s quarterly revenue guidance of $31.0 million to $33.0 million. In addition, net income was $1.5 million and EBITDA was $1.8 million for the quarter. These quarterly results reflect a one-time expense of $1.5 million related to salaries and wages as discussed below.

Contributing to the current quarter was a significant increase in government revenues compared to the same period last year, related to the delivery of services under the contract signed in October 2006. “Our revenue results again show the strength and variety of QuadraMed’s portfolio of products in delivering financial results,” said Keith Hagen, QuadraMed’s President and Chief Executive Officer.

On September 23, 2007, the Company announced the closing of its acquisition of the CPR assets of Misys Healthcare. The 2007 third quarter operating results were not significantly impacted by the one week of ownership in the quarter; however, the September 30, 2007 balance sheet reflects the assets acquired and liabilities assumed. As a result of the $33.0 million paid for the CPR assets (now referred to as QuadraMed CPR or QCPR) and associated transaction costs, cash and investments decreased to $25.2 million at September 30, 2007. Cash flow from operations was $4.1 million and $17.9 million for the three and nine month periods, respectively.

“These quarterly results again demonstrate that we are operating the Company profitably. While this is a positive, our ongoing focus is to position QuadraMed for top line growth. The acquisition of QCPR was an important event to position us to achieve the growth we seek. Although there will be near term acquisition related impacts going forward as we integrate QCPR into the business, this acquisition puts QuadraMed in a stronger and more competitive position,” said Mr. Hagen. “I am pleased to share with you the following comments from two of our clients upon learning of the QCPR initiative,” added Mr. Hagen:

“As a large, complex multi-entity healthcare delivery system, the County of Los Angeles Department of Health Services requires advanced clinical functionality. I believe QuadraMed has made the right choice in selecting QCPR as the product to meet the needs of organizations like ours. Integrated Medication Management, multi-entity capabilities and CPOE are all very important to us. They already have New York City Health and Hospital, the largest public health system in the country, as a QCPR client and that is validation of the viability of this product. I couldn’t be more excited about this strategic move on the part of QuadraMed,” said Patrick Anderson, CIO Los Angeles County Department of Health Services.

Lydia Lee, Executive Director Shared Information Management Services (SIMS), University Health Network, Toronto stated, “University Health Network is an academic health sciences centre with three hospital sites totaling 947 beds. We have been successfully utilizing the advanced clinical functionality of the QCPR product for over 15 years in a complex multi-entity academic setting. The flexibility of the QCPR product has been key to its wide spread adoption by our physician population. We were very pleased to see the acquisition of QCPR by QuadraMed. They have a strong reputation in the industry and a long history of providing quality hospital centric information solutions. We look forward to continuing our use of QCPR and building a strong relationship with QuadraMed.”

The Company will also report net loss attributable to common shareholders of $(0.5) million, or $(0.01) per basic and diluted share, for the three months ended September 30, 2007. This measure, as well as the reported net income and EBITDA, include a one time expense of approximately $1.5 million resulting from a management-driven review of employee wage/hour classifications. Removing the effect of this one-time expense, net income to common shareholders would have been $1.0 million, or $0.02 per basic and diluted share. Total reported DSOs were 50 days, but this was comprised of 79 days for the CPR receivables, but only 44 days for the QuadraMed receivables.

Management will review these results in an investment community conference call at 4:00 PM Eastern (1:00 PM Pacific) on Tuesday, November 13, 2007. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 800-909-5202 domestic and 785-830-7975 international. Callers should dial in by 3:45 PM Eastern (12:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 3:45 PM Eastern (12:45 PM Pacific) to register and to download and install any necessary audio software. Webcast replays will be available shortly after the live call is completed. Replay will be available until November 20, 2007 at Midnight Eastern. Replay telephone numbers are 719-457-0820 or 888-203-1112; replay passcode is 3444109.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006

	Exhibit 2	Condensed Consolidated Statements of Operations for the Three Months Ended September 30, 2007 and 2006 and Nine Months Ended September 30, 2007 and 2006

	Exhibit 3	Condensed Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2007 and 2006 and Nine Months Ended September 30, 2007 and 2006

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements for the Three Months Ended September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, and September 30, 2006

	Exhibit 5	Reconciliation of EBITDA and Non-GAAP Measurements for the Nine Months Ended September 30, 2007 and September 30, 2006

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real-world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost-effectively. Behind the company’s products and services is a staff of 750 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed Affinity and Care-based Revenue Cycle are registered trademarks of QuadraMed Corporation. QuadraMed Corporation’s trademark “Quality Care. Financial Health” is pending registration. All other trademarks are the property of their respective holders.

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Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$10,729	$32,596
Short-term investments	13,222	10,703
Accounts receivable, net of allowance for doubtful accounts of $1,636 and $2,612, respectively	21,195	20,358
Unbilled and other receivables	6,428	4,253
Deferred contract expenses	7,227	5,438
Prepaid expenses and other current assets, net of allowance on other receivable of $910 and $833, respectively	6,279	5,410

Total current assets	65,080	78,758
Restricted cash	2,379	2,341
Long-term investments	1,242	1,244
Property and equipment, net of accumulated depreciation and amortization of $22,402 and $21,131, respectively	3,439	2,557
Goodwill	40,496	25,983
Other intangible assets	12,547	2,132
Other long-term assets	3,179	3,183

Total assets	$128,362	$116,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,500	$3,493
Accrued payroll and related	8,812	8,720
Accrued exit cost of facility closing	1,338	1,547
Dividends payable	1,375	3,775
Deferred revenue	51,864	46,347
Other accrued liabilities	3,266	4,119

Total current liabilities	72,155	68,001
Accrued exit cost of facility closing, net of current	1,099	2,066
Deferred Income Taxes	1,267	1,042
Other long-term liabilities	2,801	2,618

Total liabilities	77,322	73,727
Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding, respectively	96,144	93,290
Common stock, $0.01 par, 150,000 shares authorized; 44,841 and 43,678 shares issued and 44,384 and 43,221 outstanding, respectively	449	437
Shares held in treasury	(5)	(5)
Additional paid-in-capital	308,520	304,504
Accumulated other comprehensive loss	(31)	(49)
Accumulated deficit	(354,037)	(355,706)

Total stockholders’ equity	51,040	42,471

Total liabilities and stockholders’ equity	$128,362	$116,198

Exhibit 1 to Press Release dated November 13, 2007

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, September 30,		Nine months ended, September 30,
	2007	2006	2007	2006
Revenue
Services	$4,348	$4,107	$12,887	$9,845
Maintenance	14,115	14,802	42,274	42,605
Installation and other	3,081	2,894	8,323	9,050

Services and other revenue	21,544	21,803	63,484	61,500
Licenses	10,940	10,883	29,129	31,268
Hardware	424	346	3,863	1,220

Total revenue	32,908	33,032	96,476	93,988

Cost of revenue
Cost of services and other revenue	9,722	6,307	25,434	19,977
Royalties and other	4,237	3,034	11,273	8,789
Amortization of acquired technology and capitalized software	—	748	825	2,699

Cost of license revenue	4,237	3,782	12,098	11,488
Cost of hardware revenue	146	347	3,533	1,093

Total cost of revenue	14,105	10,436	41,065	32,558

Gross margin	18,803	22,596	55,411	61,430

Operating expense
General and administration	4,464	4,325	12,916	15,143
Software development	8,144	7,814	23,218	24,815
Sales and marketing	4,536	3,798	12,345	11,037
Amortization of intangible assets and depreciation	707	1,035	2,505	3,239

Total operating expenses	17,851	16,972	50,984	54,234

Income (loss) from operations	952	5,624	4,427	7,196

Other income (expense)
Interest expense, includes non-cash charges of $20, $85, $104 and $306, respectively	(24)	(85)	(107)	(311)
Interest income	699	501	1,916	1,266
Other income (expense)	17	40	503	94

Other income (expense)	692	456	2,312	1,049

Income (loss) from operations before income taxes	$1,644	$6,080	$6,739	$8,245
Provision for income taxes	(142)	(101)	(413)	(262)

Net income (loss)	$1,502	$5,979	$6,326	$7,983
Preferred stock accretion	(2,024)	(1,522)	(4,657)	(4,519)

Net (loss) income attributable to common shareholders	$(522)	$4,457	$1,669	$3,464

(Loss) income per share-basic
Basic	$(0.01)	$0.11	$0.04	$0.08
Diluted	(0.01)	0.08	0.04	0.08
Weighted average shares outstanding
Basic	43,846	42,156	43,881	41,788

Diluted	43,846	78,093	47,320	45,674

Exhibit 2 to Press Release dated November 13, 2007

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Cash flows from operating activities
Net income	$1,502	$5,979	$6,326	$7,983
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	707	1,782	3,331	5,936
Deferred compensation amortization	95	96	287	290
Dividend discount amortization	2	69	50	251
Provision for bad debts	—	—	181	820
Stock-based compensation expense	807	228	1,546	697
Gain on sales of investments	(14)	—	(43)	—
Interest expense on note payable	18	18	54	57
Interest income on investments	(25)	—	(75)	—
Other	—	—	—	(21)
Changes in assets and liabilities:
Accounts receivable	1,423	2,453	2,873	5,935
Prepaid expenses and other	41	1,910	4,912	2,196
Accounts payable and accrued liabilities	3,563	(644)	(1,013)	(5,234)
Deferred revenue	(4,013)	(8,858)	(539)	(6,472)

Cash provided by operating activities	4,106	3,033	17,890	12,438
Cash flows from investing activities
Decrease in restricted cash	56	82	(38)	105
Purchases of available-for-sale securities	(13,279)	(6,030)	(46,799)	(6,707)
Proceeds from the sale of assets and available-for-sale securities, net	23,624	1,951	44,323	2,609
Purchases of property and equipment	(934)	(231)	(1,474)	(731)
Cash paid in the acquisition of the Computerized Patient Records business	(33,674)	—	(33,674)	—
Other	(26)	(30)	(36)	5

Cash used in investing activities	(24,233)	(4,258)	(37,698)	(4,719)
Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,625)	(4,253)	(4,875)
Proceeds from issuance of common stock and other	759	181	2,194	599

Cash used in financing activities	(616)	(1,444)	(2,059)	(4,276)
Net (decrease) increase in cash and cash equivalents	(20,743)	(2,669)	(21,867)	3,443
Cash and cash equivalents, beginning of period	31,472	39,154	32,596	33,042

Cash and cash equivalents, end of period	$10,729	$36,485	$10,729	$36,485

Exhibit 3 to Press Release dated November 13, 2007

Exhibit 4

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	For the Three Months Ended
	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
Net income, as reported	$1,502	$2,200	$2,624	$3,962	$5,979
Adjustments to Net Income for EBITDA
Interest Expense	24	33	50	68	85
Interest Income	(699)	(644)	(573)	(480)	(501)
Benefit for Income Taxes	142	162	109	80	101
Depreciation and Amortization	802	1,326	1,490	1,756	1,878

Subtotal Non-GAAP Adjustments for EBITDA	269	877	1,076	1,424	1,563

EBITDA	$1,771	$3,077	$3,700	$5,386	$7,542

Non-cash Compensation	807	356	383	325	292
Strategic Initiatives	—	412	—	—	—
Employment Matters	1,544	—	—	—	—

Adjusted Non-GAAP EBITDA	4,122	3,845	4,083	5,711	7,834

Non-GAAP Net Income before Preferred Stock Accretion
Net income, as reported	$1,502	$2,200	$2,624	$3,962	$5,979
Non-GAAP adjustments to Net income
Cash Severance	—	110	—	—	—
Non-cash Compensation	807	356	383	325	292
Strategic Initiatives	—	412	—	—	—
Employment Matters	1,544	—	—	—	—

Subtotal Non-GAAP adjustments	2,351	878	383	325	292

Non-GAAP net income	$3,853	$3,078	$3,007	$4,287	$6,271

Other Information
Revenue	$32,908	$34,362	$29,206	$31,213	$33,032
Costs of Revenue	$14,105	$15,991	$10,969	$12,171	$10,436

Gross Margin	$18,803	$18,371	$18,237	$19,042	$22,596

Gross Margin %	57%	53%	62%	61%	68%

EBITDA and Non-GAAP Measurements

The Company’s presentation of EBITDA and Non-GAAP Measurements, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, has been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the presentation of EBITDA and the other non-GAAP financial measures is useful because it allows its investor community to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in the non-GAAP reconciliations represent specific events or items as follows:

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three month period ended September 30, 2007; and

•	Cash Severance – costs associated with changes within the Company’s Executive Management team during the three-month period ended June 30, 2007.

Exhibit 4 to Press Release dated November 13, 2007

Exhibit 5

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	For the Nine Months Ended
	9/30/2007	9/30/2006
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
Net income, as reported	$6,326	$7,983
Adjustments to Net Income for EBITDA
Interest Expense	107	311
Interest Income	(1,916)	(1,266)
Benefit for Income Taxes	413	262
Depreciation and Amortization	3,618	5,935

Subtotal Non-GAAP Adjustments for EBITDA	2,222	5,242

EBITDA	8,548	13,225

Non-cash Compensation	1,546	696
Strategic Initiatives	412	—
Employment Matters	1,544	—

Adjusted Non-GAAP EBITDA	12,050	13,921

Non-GAAP Net Income (Loss) before Preferred Stock Accretion
Net income, as reported	$6,326	$7,983
Non-GAAP adjustments to Net income
Cash Severance	110	457
Costs of Litigation	—	1,151
Non-cash Compensation	1,546	696
Strategic Initiatives	412	—
Employment Matters	1,544	—

Subtotal Non-GAAP adjustments	3,612	2,304

Non-GAAP net income	$9,938	$10,287

Other Information
Revenue	$96,476	$93,988
Costs of Revenue	$41,065	$32,558

Gross Margin	$55,411	$61,430

Gross Margin %	57%	65%

EBITDA and Non-GAAP Measurements

The Company’s presentation of EBITDA and Non-GAAP Measurements, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, has been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the presentation of EBITDA and the other non-GAAP financial measures is useful because it allows its investor community to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in the non-GAAP reconciliations represent specific events or items as follows:

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three month period ended September 30, 2007;

•

Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended June 30, 2006 and March 31, 2006; and changes within the Company’s Executive Management team during the three-month period ended June 30, 2007; and

•	Costs of Litigation – costs associated with the settlement of a long standing and fully disclosed litigation proceeding during the three-month periods ended June 30, 2006 and March 31, 2006.

Exhibit 5 to Press Release dated November 13, 2007